COCRYSTAL PHARMA, INC.

Antiviral Therapies

Forward Looking Statements

- This presentation contains forward-looking statements, including the timing of our drug development programs. Risks include, but are not limited to, delays in manufacturing created by third parties and the ability of clinical research organizations to recruit patients. Forward-looking statements also are prefaced by words such as "expect," "plan," "intend," "anticipate," and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including the risk factors contained in our Form 10-K, as amended, for the year ended December 31, 2015, and our Form 10-Q for the quarter ending September 30, 2016. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Except as required by applicable securities laws, we do not undertake any duty to update these forward-looking statements.

Opportunities

Significant unmet medical needs across a variety of viral infections

Influenza A & B	Hepatitis B & C	Norovirus
Seasonal and pandemic	Leading causes of liver failure and liver cancer	• Chronic (potentially orphan indication) • Acute gastroenteritis
3 - 5 million infections/year	Chronic infections >100 million HCV >400 million HBV	>250 million acute cases/year
Estimated economic impact of seasonal flu in US: $50B to $150B	Opportunity for shorter duration in HCV and a cure in HBV	No treatment available Economic cost in the US alone >$5 Billion

Reference: https://www.cdc.gov/flu, www.cdc.gov/hepatitis, www.cdc.gov/norovirus

Company Highlights

- **Clinical stage antiviral company**
- **Multiple opportunities in different viral diseases**

Influenza	**PB-2 inhibitors, PA inhibitors, PB-1 inhibitors**
Hepatitis C	**Non-nucleoside inhibitors, nucleoside inhibitors, helicase inhibitors, NS5A inhibitors**
Norovirus	**Nucleoside inhibitors, non-nucleoside inhibitors**
Hepatitis B	**CRISPR-Cas 9**

Next Wave CC-31244 Combination Therapy with Existing HCV DAAs

- Potential best-in-class HCV NNI with a strong profile
  - Pan-genotypic, potent NS5B polymerase inhibitor
  - Developed by Cocrystal's proprietary structure-based discovery platform
  - High barrier to drug resistance
  - Effective against known NNI drug resistant variants
  - Liver targeting
- Acceptable safety and efficacy profiles in Phase I studies
- Potential for an ultra-short therapy with existing HCV DAAs
- Phase 2a ready and open for collaboration

HCV DAA Combinations

Multiple opportunities in developing combination ultra-short, all oral pan-genotypic cure with partners


Pan-genotypic NS5B NNI
Pan-genotypic NS5A Inhibitor
Pan-genotypic NS5B Nuc
Pan-genotypic NS3 PI

Oral,
Pan-genotypic,
Ultra-short therapy

CC-31244 Phase Ia Clinical Trial Update

- A single- and multiple-dose assessment of the safety and pharmacokinetics of pan-genotypic NNI, CC-31244
  - Single-dose completed: five cohorts of healthy volunteers at 10, 50, 100, 200, and 400 mg
  - Multiple-dose completed: two cohorts of healthy volunteers at 200 mg x 7 days and 400 mg x 7 days)
  - Placebo or CC-31244 were well tolerated across all dose groups
  - No serious adverse events observed; no treatment discontinuations occurred

CC-31244 Phase Ib Clinical Trial Update

- Proof-of-concept Phase 1b study near completion
  - HCV infected subjects with minimal fibrosis and no significant co-morbidities
  - Repeat-dose, randomized, monotherapy trial (400 mg QD x 7 days)
  - Substantial and durable antiviral effect with an average 3 log orders by 48 hours after dosing
  - No viral breakthrough observed

Pan-genotypic NNI, CC-31244:
Demonstration of Cocrystal's Enabling Technology

HCV GT1 – GT6 NS5B polymerase crystals




CC-31244
HCV NS5B polymerase

Proven track record for high quality antiviral leads

Crystallography Technology Platform

Initial HCV hits


Fragment A
Fragment B
Fragment E
Fragment D
Fragment C

- Ability to ***quickly grow*** ultra-high resolution crystals of replication enzymes
- ***Rapid turnaround*** of structural information through highly automated X-ray data processing and refinement
- Discovery of ***novel binding sites*** – overlay structure of fragments bound to novel sites
- Provides 3D structure of inhibitor complexes at ***near-atomic resolution*** – provides immediate insight to guide drug discovery

Structure-Based Drug Discovery Process:
Investing on Attractive Drug Binding Pockets


Near atomic resolution,
X-ray quality crystal production
Drug pocket selection
Hit-to-lead process
Lead optimization
Drug candidates

Great Opportunity in Influenza Antiviral Market

- Seasonal and pandemic infection
  - 3-5 million cases of severe illness per year
  - 250,000 – 500,000 deaths worldwide*
- Total estimated economic impact of seasonal flu in US: $87 billion*
- Approved influenza therapy has limitation

*Reference: https://www.cdc.gov/flu/about/disease/burden

Influenza: Still Significant Unmet Need

- Approved influenza antivirals administered early, within 48 hours of onset of Flu symptoms

Antiviral	Developer	MOA/Dosing
Oseltamivir (Tamiflu)	Gilead/ Genentech	Oral neuraminidase Inhibitor/75 mg bid for five days
Zanamivir (Relenza)	Biota/ GSK	Inhaled neuraminidase inhibitor/ 5 mg inhalation bid for five days
Peramivir (Rapivab)	Biocryst/ Shionogi	A single-dose intravenous neuraminidase inhibitor/600 mg IV
Favipiravir (Avigan, T-705) (Approved in Japan)	Toyama	Nuc, polymerase inhibitor/1,200 mg bid, followed by 600 mg bid for five days

Desirable Properties For Influenza Antivirals

- Superior pharmacological properties
  - Broad spectrum against pandemic and seasonal influenza strains
  - Efficacious against neuraminidase inhibitor (Tamiflu) resistant strains
  - Novel mechanism of action
- Flexible drug administration routes. i.e., oral, inhalation, and/or IV
- Satisfactory profile for safety and toxicity
- Excellent chemical properties

Polymerase Complex Is Essential For Influenza Viral Replication


host pre-mRNA
AAA
chimeric viral mRNA
AAA
'cap snatching'
PB1
Polymerase complex
viral RNA
AAA
PB2
PA
Endonucleolytic cleavage
Translation
AAA
eIF4E
Ribosome complex
Sialic acids
Binding via Hemagglutinin
Neuraminidase
Hemagglutinin
Neuraminidase action:
hydrolysis
Inhibition of neuraminidase:
no hydrolysis
Multiplication of virus in cell
Release via Neuraminidase
Tamiflu

Influenza A Preclinical PB-2 Lead Selected

Influenza PB2 crystals





Influenza PB-2: PB-2 inhibitor

- CC-42344 selected as preclinical lead
- Favorable PK profiles
- Excellent anti-influenza activity against pandemic, seasonal, and Tamiflu resistant influenza strains
- Binds a highly conserved PB2 site
- Novel mechanism of action

Early Stage Programs

- CRISPR-Cas9 program
  - In-licensed from Duke University and Emory University for treatment of HBV and HPV
  - POC animal model studies will be initiated
- Norovirus program
  - Structure-based NNI discovery ongoing
  - Noro and Norwalk polymerase crystals developed
  - Noro nucleoside lead discovery ongoing


Human Noro


Human Norwalk


Murine Noro

Summary

- HCV NNI CC-31244: Complete the ongoing Phase 1b study, and initiate Phase 2a
- Influenza PB-2 CC-42344: Lead candidate selected and moving to initiate IND-enabling studies
- Open to partner(s) for HCV assets in strategic locations
- Continue Noro, and CRISPR-Cas9 (HepB and HPV) programs